	Novavax, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
	Three months ended
	March 31,
	2005	2004
	Unaudited	Unaudited
Revenues:
Net product sales	$719	$2,197
Contract research and development	243	960
Milestones and licensing fees	-	63
Total revenues	962	3,220

Operating costs and expenses:
Cost of products sold	1,979	263
Research and development	1,222	3,047
Selling and marketing	4,057	2,774
General and administrative	2,121	2,032
Total operating costs and expenses	9,379	8,116

Loss from operations	(8,417)	(4,896)

Interest expense, net	(469)	(362)

Net loss	$(8,886)	$(5,258)

Basic and diluted loss per share	$(0.22)	$(0.15)

Basic and diluted weighted average number
of commont shares outstanding	39,553,876	34,722,402

	March 31,	December 31,
	2005	2004

	Unaudited
Selected Balance Sheet Data
Cash and cash equivlaents	$9,202	$17,876
Total current assets	13,573	23,937
Working capital	7,443	15,361
Total assets	66,578	77,993
Convertible notes	35,000	35,000
Total stockholders’ equity	24,395	33,281